Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Rambus Inc. on Form S-8 (File No.'s 333-38855 and 333-28597) of our reports dated October 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rambus, Inc. and Subsidiary as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996, and 1995, which reports are included in this Annual Report on Form 10-K.



                                                COOPERS & LYBRAND L.L.P.






San Jose, California
December 12, 1997